EXHIBIT 23.1

Independent Auditors' Consent

The Board of Directors
Nextel Partners, Inc:

We consent to the use of our report dated January 31, 2003, with respect to the consolidated balance sheet of Nextel Partners, Inc. and subsidiaries as of December 31, 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, included and incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to our audit of the disclosures added to revise the 2001 and 2000 consolidated financial statements to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, which was adopted by Nextel Partners, Inc. as of January 1, 2002 as more fully as described in Note 1 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 and 2000 consolidated financial statements other than with respect to such disclosures.

/s/ KPMG LLP

Seattle, Washington
November 5, 2003